Press Contact: Tom Rodak Marketing and Communications Manager (765) 771-5535	Investor Relations: (765) 771-5310
FOR IMMEDIATE RELEASE
Wabash National Corporation Announces
Second Quarter and Year-To-Date Results
LAFAYETTE, Ind. — August 24, 2006 — Wabash National Corporation (NYSE: WNC) today announced results for the three and six month periods ended June 30, 2006. Net sales for the quarter were $333.6 million compared to $323.0 million for the same period last year. Net income for the quarter was $5.0 million or $0.15 diluted earnings per share, compared to $49 million or $1.33 per diluted share for the same period last year. For the six months ended June 30, 2006, net sales were $595.7 million compared to $579.1 million for 2005. Net income for the first six months of 2006 totaled $9.4 million or $0.29 per diluted share, compared to $67.7 million or $1.85 per diluted share last year. Included in the results for the 2005 second quarter and year-to-date periods was a reversal of a valuation allowance for deferred tax assets amounting to $29 million or $0.77 per diluted share. The acquisition of Transcraft, completed March 3, 2006, added $36 million and $38 million to second quarter and year to date sales, respectively.
Commenting on these results, Bill Greubel, Chairman and Chief Executive Officer, stated, “The challenges of bringing on-stream our new ERP system had an adverse impact on second quarter sales and operating results. Considerable progress has been made in stabilizing the system and our operation; however, parts availability related to the materials planning issues will constrain van trailer production for the next several months and limit 2006 volume to approximately 55,000 van trailer units. We greatly appreciate the understanding and assistance of our customers and suppliers during this transition period.”
“Quote and order activity for the quarter was in line with seasonal patterns and new account acquisition is meeting expectations. Progress continues on bringing alpha line production rates up to expectations in the fourth quarter. Transcraft’s performance has been exceptional and they are on track for a great year.”
Backlog at June 30, 2006 amounted to approximately $594 million.
Headquartered in Lafayette, Ind., Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, and Eagle® brand names. The company operates two wholly owned subsidiaries; Transcraft Corporation, a manufacturer of flatbed and drop deck trailers; and Wabash National Trailer Centers, a retail distributor of new and used trailers and aftermarket parts throughout the U.S. and Canada.
This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are, however, subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include increased competition, reliance on certain customers and corporate partnerships, shortages and costs of raw materials, continued improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in its reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
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WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
NET SALES	$333,572	$322,983	$595,691	$579,088
COST OF SALES	306,300	286,874	545,628	508,581

Gross profit	27,272	36,109	50,063	70,507
GENERAL AND ADMINISTRATIVE EXPENSES	14,227	10,213	24,930	19,431
SELLING EXPENSES	3,487	3,966	6,795	7,962

Income from operations	9,558	21,930	18,338	43,114
OTHER INCOME (EXPENSE):
Interest expense	(1,523)	(1,605)	(3,082)	(3,223)
Foreign exchange gains and losses, net	117	(310)	—	(452)
Other, net	185	(205)	242	(997)

Income before income taxes	8,337	19,810	15,498	38,442
INCOME TAX (BENEFIT) EXPENSE	3,290	(29,448)	6,114	(29,295)

Net income	$5,047	$49,258	$9,384	$67,737

COMMON STOCK DIVIDENDS	$0.045	$0.045	$0.09	$0.09

BASIC NET INCOME PER SHARE	$0.16	$1.58	$0.30	$2.18

DILUTED NET INCOME PER SHARE	$0.15	$1.33	$0.29	$1.85

COMPREHENSIVE INCOME
Net income	$5,047	$49,258	$9,384	$67,737
Foreign currency translation adjustment	665	(183)	757	(381)

NET COMPREHENSIVE INCOME	$5,712	$49,075	$10,141	$67,356

		Retail &
Three months ended June 30,	Manufacturing	Distribution	Eliminations	Total
2006
Net Sales	$291,543	$48,019	$(5,990)	$333,572
Operating Results	$7,031	$724	$1,803	$9,558
2005
Net Sales	$288,014	$61,367	$(26,398)	$322,983
Operating Results	$20,927	$869	$134	$21,930

Six months ended June 30,
2006
Net Sales	$533,517	$93,388	$(31,214)	$595,691
Operating Results	$17,624	$909	$(195)	$18,338
2005
Net Sales	$519,679	$123,400	$(63,991)	$579,088
Operating Results	$42,768	$1,707	$(1,361)	$43,114

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Basic net income per share:
Net income applicable to common stockholders	$5,047	$49,258	$9,384	$67,737

Weighted average common shares outstanding	31,154	31,194	31,134	31,055

Basic net income per share	$0.16	$1.58	$0.30	$2.18

Diluted net income per share:
Net income applicable to common stockholders	$5,047	$49,258	$9,384	$67,737
After-tax equivalent of interest on convertible notes	741	1,234	1,482	2,445

Diluted net income applicable to common stockholders	$5,788	$50,492	$10,866	$70,182

Weighted average common shares outstanding	31,154	31,194	31,134	31,055
Dilutive stock options/shares	205	243	210	374
Convertible notes equivalent shares	6,597	6,510	6,588	6,510

Diluted weighted average common shares outstanding	37,956	37,947	37,932	37,939

Diluted net income per share	$0.15	$1.33	$0.29	$1.85

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	June 30, 2006	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$17,284	$67,437
Accounts receivable, net	127,550	131,641
Current portion of finance contracts	145	1,472
Inventories	180,038	108,044
Deferred income taxes	24,693	40,550
Prepaid expenses and other	5,641	7,425

Total current assets	355,351	356,599
PROPERTY, PLANT AND EQUIPMENT, net	134,370	131,561
EQUIPMENT LEASED TO OTHERS, net	6,663	7,646
DEFERRED INCOME TAXES	13,384	3,050
GOODWILL	77,593	33,018
INTANGIBLE ASSETS	37,758	2,116
OTHER ASSETS	18,328	14,663

	$643,447	$548,653

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$146,407	$84,147
Current maturities of long-term debt	—	500
Other accrued liabilities	55,271	58,751

Total current liabilities	201,678	143,398
LONG-TERM DEBT, net of current maturities	140,923	125,000
DEFERRED INCOME TAXES	10,559	—
OTHER NONCURRENT LIABILITIES AND CONTINGENCIES	1,190	1,553
STOCKHOLDERS’ EQUITY	289,097	278,702

	$643,447	$548,653

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months
	Ended June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,384	$67,737
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	10,599	8,276
Net (gain) loss on the sale of assets	(15)	684
Deferred income taxes	5,319	(29,304)
Excess tax benefits from stock-based compensation	(328)	—
Stock-based compensation	1,739	607
Change in operating assets and liabilities:
Accounts receivable	9,053	(22,110)
Finance contracts	1,365	1,645
Inventories	(67,237)	(45,302)
Prepaid expenses and other	1,628	1,087
Accounts payable and accrued liabilities	42,546	21,067
Other, net	1,372	294

Net cash provided by operating activities	15,425	4,681
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(10,324)	(13,796)
Acquisition, net of cash acquired	(69,307)	—
Proceeds from the sale of property, plant and equipment	434	5,852

Net cash used in investing activities	(79,197)	(7,944)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	678	3,610
Excess tax benefits from stock-based compensation	328	—
Borrowings under revolving credit facilities	73,606	15,786
Payments under revolving credit facilities	(57,683)	(15,786)
Payments under long-term debt agreements	(500)	(1,000)
Common stock dividends paid	(2,810)	(1,406)

Net cash provided by (used in) financing activities	13,619	1,204

NET DECREASE IN CASH AND CASH EQUIVALENTS	(50,153)	(2,059)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	67,437	41,928

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$17,284	$39,869